Exhibit 99.1

PRESS RELEASE
	Contacts:	Robert McPherson
Sr. Vice President, CFO
Metals USA Holdings Corp
FOR IMMEDIATE RELEASE		954-202-4000

METALS USA REPORTS FISCAL 2011

EPS OF $1.73 ON REVENUES OF $1.9 BILLION

January 26, 2012 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three and twelve months ended December 31, 2011.

Net sales for the fourth quarter of 2011 were $455.7 million, an increase of 40.7% over net sales of $323.9 million for the fourth quarter of 2010. Net income for the fourth quarter of 2011 was $14.0 million compared to net income of $3.1 million for the fourth quarter of 2010. Earnings per diluted share (“EPS”) were $0.37 in the fourth quarter of 2011 compared to $0.08 for the fourth quarter of 2010.

Net sales for fiscal year 2011 were $1.9 billion, an increase of 46.0% over net sales of $1.3 billion for fiscal year 2010. Net income for fiscal year 2011 was $64.6 million compared to net income of $11.5 million for the fiscal year 2010. Fiscal year 2011 EPS was $1.73 compared to $0.34 for fiscal year 2010.

Metal shipments for the fourth quarter of 2011 were 327,000 tons, an increase of 23.1% over metal shipments of 267,000 tons for the fourth quarter of 2010. Metal shipments for fiscal year 2011 were 1,396,000 tons, up 32.0% compared to metal shipments of 1,059,000 tons for fiscal year 2010. Toll processed tonnage was 33,000 tons during the fourth quarter of 2011 compared to 15,000 tons for the fourth quarter of 2010. Toll processed tonnage was 156,000 tons during fiscal year 2011 compared to 51,000 tons for fiscal year 2010.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Our 2011 results are a clear demonstration that Metals USA is able to consistently generate strong profits even under less than ideal business conditions. The fourth quarter was no different, and Metals USA delivered the great results we planned and diligently worked for. In an environment best characterized by slow economic recovery and inconsistent metal price direction, Metals USA strengthened our business with established customers, developed relationships with new customers, and expanded our market reach.”

Mr. Goncalves concluded: “First quarter demand looks solid, and current price trends are favorable. We believe 2012 domestic steel consumption growth will outpace GDP growth.”

Adjusted EBITDA (as defined and calculated in the accompanying table), a non-GAAP financial measure used by Metals USA and its lenders to evaluate the performance of the business, was $34.5 million for the fourth quarter of 2011, an increase of $17.7 million compared to the Company’s Adjusted EBITDA of $16.8 million for the fourth quarter of 2010. The Company recorded Adjusted EBITDA of $163.1 million for fiscal year 2011, compared to $85.0 million for fiscal year 2010.

The Company had $227.7 million drawn under its asset-based credit facility at December 31, 2011, with excess availability of $163.8 million. Net debt, a non-GAAP measure defined as total outstanding debt minus cash, decreased by $14.7 million during the quarter to $456.5 million as of December 31, 2011. When viewed along with other GAAP balance sheet measures, we believe net debt is a useful measure of our financial position. Net cash used in operating activities for 2011 was $12.3 million. Capital expenditures during 2011 were $21.8 million.

Conference Call and Webcast

Metals USA has scheduled a conference call for Friday, January 27, 2011 at 10 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately March 26, 2012. To access the replay, dial (888) 286-8010 and enter the pass code 46257300.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its other reports, statements and materials filed with the Securities and Exchange Commission for more complete information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the future performance of the Company, statements concerning the Company’s plans, competitive position and market share, projections concerning revenue, profitability, cash flows, earnings, sales, volumes, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment; the ability to identify, execute and successfully integrate acquisitions; the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for metal prices and steel consumption; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the

Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices, the effect of economic conditions generally in the United States, internationally and in the regions in which the Company operates and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s annual report on Form 10-K under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof and the Company disclaims any duty to update the information herein.

-Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010

Revenues:
Net sales	$455.7	$323.9	$492.3	$1,885.9	$1,292.1
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	353.3	252.2	379.8	1,445.7	996.7
Operating and delivery	44.7	34.2	44.0	175.7	131.9
Selling, general and administrative	25.1	21.5	28.3	108.1	81.9
Depreciation and amortization	5.8	4.4	5.0	21.2	17.8
Loss (gain) on sale of property and equipment	—	0.4	(0.1)	—	0.3
Advisory agreement termination charge	—	—	—	—	3.3

Operating income	26.8	11.2	35.3	135.2	60.2
Other expense:
Interest expense	9.0	9.0	9.3	36.6	38.9
Loss on extinguishment of debt	—	—	—	—	3.5
Other expense, net	—	—	0.1	0.1	—

Income before income taxes	17.8	2.2	25.9	98.5	17.8
Provision (benefit) for income taxes	3.8	(0.9)	9.2	33.9	6.3

Net income	$14.0	$3.1	$16.7	$64.6	$11.5

Income per share:
Income per share - basic	$0.38	$0.08	$0.45	$1.74	$0.34
Income per share - diluted	$0.37	$0.08	$0.45	$1.73	$0.34

Number of common shares used in the per share calculation:
Basic	37.1	37.0	37.1	37.0	33.8
Diluted	37.3	37.3	37.3	37.3	34.1

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	December 31, 2011	December 31, 2010

Assets
Current assets:
Cash	$12.1	$16.6
Accounts receivable, net of allowance of $6.9 and $5.9, respectively	212.2	149.3
Inventories	402.5	290.8
Deferred income tax asset	7.9	12.0
Prepayments and other	9.4	9.8

Total current assets	644.1	478.5
Property and equipment, net	247.8	198.8
Intangible assets, net	26.6	7.4
Goodwill	52.8	47.3
Other assets	13.5	13.5

Total assets	$984.8	$745.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$110.0	$66.6
Accrued liabilities	29.7	30.6
Current portion of long-term debt	1.0	1.1

Total current liabilities	140.7	98.3
Long-term debt, less current portion	467.6	345.4
Deferred income tax liability	97.1	88.5
Other long-term liabilities	22.3	22.2

Total liabilities	727.7	554.4

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued or outstanding at December 31, 2011 and December 31, 2010	—	—
Common stock, $.01 par value, 140,000,000 shares authorized, 37,059,236 issued and 37,058,507 outstanding at December 31, 2011 and 37,024,842 issued and outstanding at December 31, 2010	0.4	0.4
Additional paid-in capital	231.3	229.8
Retained earnings (accumulated deficit)	25.1	(39.5)
Accumulated other comprehensive income	0.3	0.4

Total stockholders’ equity	257.1	191.1

Total liabilities and stockholders’ equity	$984.8	$745.5

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Twelve Months Ended
	December 31,
	2011	2010
Cash flows from operating activities:
Net income	$64.6	$11.5
Adjustments to reconcile net income to net cash used in operating activities:
Loss on sale of property and equipment	—	0.3
Provision for bad debts	2.9	2.4
Depreciation and amortization	23.3	19.8
Loss on extinguishment of debt	—	3.5
Amortization of debt issuance costs and discounts on long-term debt	2.9	4.3
Deferred income taxes	15.4	1.1
Stock-based compensation	1.5	1.2
Excess tax benefit from stock-based compensation	—	(0.1)
Non-cash interest on PIK option	—	6.2
Cash payment of interest on PIK option	—	(23.2)
Advisory agreement termination charge	—	3.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(48.6)	(13.8)
Inventories	(93.6)	(64.0)
Prepayments and other	0.5	(3.0)
Accounts payable and accrued liabilities	18.6	(6.5)
Other operating	0.2	0.1

Net cash used in operating activities	(12.3)	(56.9)

Cash flows from investing activities:
Sales of assets	0.3	0.7
Purchases of assets	(21.8)	(4.0)
Acquisition costs, net of cash acquired	(88.1)	(28.0)

Net cash used in investing activities	(109.6)	(31.3)

Cash flows from financing activities:
Borrowings on credit facility	233.8	99.5
Repayments on credit facility	(112.1)	(68.5)
Repayments of long-term debt	(1.4)	(146.7)
Deferred financing costs	(2.9)	(6.8)
Excess tax benefit from stock-based compensation	—	0.1
Net proceeds from initial public stock offering	—	221.2

Net cash provided by financing activities	117.4	98.8

Net (decrease) increase in cash	(4.5)	10.6
Cash, beginning of period	16.6	6.0

Cash, end of period	$12.1	$16.6

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010

Segment:

Flat Rolled and Non-Ferrous:
Net sales	$261.0	$171.4	$279.7	$1,046.7	$680.5
Operating income	$17.3	$9.1	$20.6	$78.1	$45.3
Depreciation and amortization	$3.4	$1.8	$2.5	$10.9	$7.0
EBITDA (1)	$20.7	$10.9	$23.1	$89.0	$52.3
Adjusted EBITDA (2)	$20.7	$11.0	$23.1	$89.0	$52.4
Shipments (3)	195	140	198	812	558

Plates and Shapes:
Net sales	$177.8	$135.2	$191.3	$765.9	$538.0
Operating income	$15.9	$8.2	$20.0	$83.0	$38.4
Depreciation and amortization	$2.3	$2.2	$2.4	$9.6	$9.2
EBITDA (1)	$18.2	$10.4	$22.4	$92.6	$47.6
Adjusted EBITDA (2)	$18.2	$10.4	$22.4	$93.2	$47.6
Shipments (3)	135	129	146	596	509

Building Products:
Net sales	$19.7	$19.3	$24.7	$85.8	$83.0
Operating income (loss)	$(1.0)	$(0.7)	$0.9	$(0.7)	$(0.6)
Depreciation and amortization (5)	$0.6	$0.6	$0.5	$2.2	$2.4
EBITDA (1)	$(0.4)	$(0.1)	$1.4	$1.5	$1.8
Adjusted EBITDA (2)	$(0.4)	$(0.1)	$1.4	$1.5	$1.8
Shipments (3)	—	—	—	—	—

Corporate and other:
Net sales (4)	$(2.8)	$(2.0)	$(3.4)	$(12.5)	$(9.4)
Operating loss	$(5.4)	$(5.4)	$(6.2)	$(25.2)	$(22.9)
Depreciation and amortization	$0.1	$0.3	$0.1	$0.6	$1.2
EBITDA (1)	$(5.3)	$(5.1)	$(6.1)	$(24.6)	$(21.7)
Adjusted EBITDA (2)	$(4.0)	$(4.5)	$(5.6)	$(20.6)	$(16.8)
Shipments (3) (4)	(3)	(2)	(3)	(12)	(8)

Consolidated:
Net sales	$455.7	$323.9	$492.3	$1,885.9	$1,292.1
Operating income	$26.8	$11.2	$35.3	$135.2	$60.2
Depreciation and amortization (5)	$6.4	$4.9	$5.5	$23.3	$19.8
EBITDA (1)	$33.2	$16.1	$40.8	$158.5	$80.0
Adjusted EBITDA (2)	$34.5	$16.8	$41.3	$163.1	$85.0
Shipments (3)	327	267	341	1,396	1,059

Product Mix: (6)
Carbon Flat Rolled	34.8%	34.6%	34.3%	34.7%	35.1%
Mini Mill Products	10.4%	12.1%	10.5%	10.5%	11.2%
Non-Ferrous	25.5%	21.4%	25.9%	24.4%	21.9%
Plate	17.0%	18.3%	17.0%	17.6%	18.1%
Structural	12.3%	13.6%	12.3%	12.8%	13.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	EBITDA is the summation of operating income (loss) and depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indentures governing our notes.
(3)	Expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.
(6)	Based on net sales by product line excluding Building Products.

EBITDA and Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA is the summation of operating income (loss) and depreciation and amortization. EBITDA also represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indentures governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indentures, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under accounting principles generally accepted in the United Sates of America (“GAAP”). Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

•	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

•	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

•	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates our operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to present Adjusted EBITDA to demonstrate compliance with our debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as discussed above) with additions for the Adjusted EBITDA of our recent acquisitions, as though we owned those businesses for the twelve-month period ended December 31, 2011. Adjusted EBITDA on a Pro Forma Basis, as defined by our credit agreements, is a non-GAAP measure used in the calculation of our Consolidated Total Debt Ratio, as defined by the indenture governing our notes.

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2011	2010	2011	2011	2010
	(In millions)

Operating income	$26.8	$11.2	$35.3	$135.2	$60.2
Depreciation and amortization (1)	6.4	4.9	5.5	23.3	19.8

EBITDA	33.2	16.1	40.8	158.5	80.0
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	—	—	—	0.6	—
Non cash employee benefit expense	1.2	0.5	0.4	2.4	1.2
Acquisition expenses	0.1	—	0.1	1.6	—
Advisory agreement fees and other costs	—	0.2	—	—	3.8

Adjusted EBITDA	$34.5	$16.8	$41.3	$163.1	$85.0

Pro forma acquisition adjustments				1.2

Pro forma Adjusted EBITDA				$164.3

(1)	Includes depreciation expense recorded in cost of sales for the Building Products Group.